Exhibit 99.1

October 26, 2016
Limelight Networks(R) Reports Financial Results for the Third Quarter of 2016

•	Q3 revenue of $39.5 million, down 6 percent

•	Gross margin of 41.1%, up 330 basis points

•	GAAP EPS of $(0.06), compared to $(0.08) prior year

•	Break-even non-GAAP EPS, compared to $(0.04) prior year

•	Generated cash from operations

•	Guidance reflects momentum heading into Q4
Limelight Networks, Inc. (Nasdaq:LLNW) (Limelight), a global leader in digital content delivery, today reported revenue of $39.5 million for the third quarter ended September 30, 2016, compared to $42.0 million in the third quarter of 2015, a decrease of six percent.
Gross margin was 41.1% in the third quarter of 2016, an increase of 330 basis points from 37.8% in the third quarter of 2015.
Limelight reported a net loss of $6.1 million, or $0.06 per basic share, for the third quarter of 2016, compared to a net loss of $7.8 million, or $0.08 per basic share, in the third quarter of 2015.
Non-GAAP net loss was $0.3 million, or break-even per basic share, for the third quarter of 2016 compared to a non-GAAP net loss of $4.3 million, or $0.04 per basic share, in the third quarter of 2015.
EBITDA was negative $0.7 million for the third quarter of 2016 compared to negative $3.0 million for the third quarter of 2015. Adjusted EBITDA was $5.1 million for the third quarter of 2016 compared to $0.3 million for the third quarter of 2015.
During the third quarter of 2016, Limelight generated $1.0 million in cash from operations. This is the sixth consecutive quarter of cash provided by operations.
Limelight ended the third quarter with 502 employees and employee equivalents, down from 512 employees at the end of the second quarter of 2016, and down from 556 employees in the year ago period.
Commenting on the results, Chief Executive Officer, Robert Lento said, “We delivered strong financial and operational performance driven by margin expansion, meaningful cost structure improvements, and disciplined revenue acquisition and restrained discounting. Limelight has achieved four consecutive quarters of triple digit gross margin expansion compared to prior year. Limelight’s customer satisfaction as measured by NPS score improved to the highest level since we started tracking this measure. Increasingly, we are being recognized for our quality, performance and service.”
He added, "We expect to deliver a strong fourth quarter with sequential and year over year quarterly revenue growth, and possibly the best quarterly gross margin and profitability profile for the year. With a strong financial foundation in place, we are focused on driving profitable revenue growth, and we expect to grow the business in the fourth quarter and into 2017, even as we further expand margins.”
Based on current conditions, for the fourth quarter, Limelight expects revenues to be between $43 and $45 million. Gross margin is expected to improve by over 250 basis points versus prior year, translating into positive non-GAAP earnings per share. Capital expenditures should total less than $15 million for the full year.

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	September 30, 2016	June 30, 2016	December 31, 2015
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$74,400	$30,885	$44,680
Restricted cash	—	62,790	—
Marketable securities	—	—	28,322
Accounts receivable, net	22,859	24,872	26,795
Income taxes receivable	117	135	170
Deferred income taxes	85	80	89
Prepaid expenses and other current assets	5,347	6,278	9,578
Total current assets	102,808	125,040	109,634
Property and equipment, net	29,643	30,647	36,143
Marketable securities, less current portion	40	40	40
Deferred income taxes, less current portion	1,317	1,284	1,252
Goodwill	76,437	76,242	76,143
Other assets	1,848	1,903	2,415
Total assets	$212,093	$235,156	$225,627
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,922	$7,630	$9,137
Deferred revenue	1,400	2,469	2,890
Capital lease obligations	—	1,119	466
Income taxes payable	141	165	204
Provision for litigation	18,000	18,000	—
Other current liabilities	10,828	10,391	10,857
Total current liabilities	40,291	39,774	23,554
Long-term debt	—	12,790	—
Capital lease obligations, less current portion	—	3,008	1,436
Deferred income taxes	148	145	137
Deferred revenue, less current portion	30	52	92
Provision for litigation, less current portion	31,500	36,000	—
Other long-term liabilities	1,747	1,963	2,311
Total liabilities	73,716	93,732	27,530
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 105,218, 104,653 and 102,299 shares issued and outstanding at September 30, 2016, June 30, 2016 and December 31, 2015, respectively	105	104	102
Additional paid-in capital	486,574	483,903	477,202
Accumulated other comprehensive loss	(9,901)	(10,304)	(10,812)
Accumulated deficit	(338,401)	(332,279)	(268,395)
Total stockholders’ equity	138,377	141,424	198,097
Total liabilities and stockholders’ equity	$212,093	$235,156	$225,627

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	Percent	Sept. 30,	Percent	Sept. 30,	Sept. 30,	Percent
	2016	2016	Change	2015	Change	2016	2015	Change
Revenues	$39,473	$43,560	(9)%	$42,049	(6)%	$124,456	$128,173	(3)%
Cost of revenue:
Cost of services (1)	18,834	20,271	(7)%	21,502	(12)%	59,214	64,430	(8)%
Depreciation — network	4,401	4,489	(2)%	4,636	(5)%	13,558	13,164	3%
Total cost of revenue	23,235	24,760	(6)%	26,138	(11)%	72,772	77,594	(6)%
Gross profit	16,238	18,800	(14)%	15,911	2%	51,684	50,579	2%
Gross profit percentage	41.1%	43.2%		37.8%		41.5%	39.5%
Operating expenses:
General and administrative (1)	8,033	7,241	11%	6,586	22%	22,082	19,518	13%
Sales and marketing (1)	7,711	8,117	(5)%	9,489	(19)%	24,730	29,767	(17)%
Research and development (1)	5,626	6,289	(11)%	7,429	(24)%	18,241	21,338	(15)%
Depreciation and amortization	613	626	(2)%	648	(5)%	1,862	1,924	(3)%
Provision for litigation	—	54,000	NA	—	NA	54,000	—	NA
Total operating expenses	21,983	76,273	(71)%	24,152	(9)%	120,915	72,547	67%
Operating loss	(5,745)	(57,473)	(90)%	(8,241)	(30)%	(69,231)	(21,968)	215%
Other income (expense):
Interest expense	(406)	(279)	46%	—	NA	(865)	(4)	NA
Interest income	8	8	—%	82	(90)%	22	231	(90)%
Other, net	151	(79)	(291)%	473	(68)%	472	2,155	(78)%
Total other income (expense)	(247)	(350)	(29)%	555	(145)%	(371)	2,382	(116)%
Loss before income taxes	(5,992)	(57,823)	(90)%	(7,686)	(22)%	(69,602)	(19,586)	255%
Income tax expense	130	115	13%	76	71%	404	221	83%
Net loss	$(6,122)	$(57,938)	(89)%	$(7,762)	(21)%	(70,006)	(19,807)	253%

Net loss per share:
Basic and diluted	$(0.06)	$(0.56)		$(0.08)		(0.67)	(0.20)

Weighted average shares used in per share calculation:
Basic and diluted	104,860	103,904		100,552		103,819	99,676

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2016	2016	2015	2016	2015
Share-based compensation:
Cost of services	$209	$436	$400	$1,118	$1,484
General and administrative	1,616	1,677	1,513	5,119	4,395
Sales and marketing	641	638	643	2,016	1,940
Research and development	521	542	568	1,523	1,654
Total share-based compensation	$2,987	$3,293	$3,124	$9,776	$9,473

Depreciation and amortization:
Network-related depreciation	$4,401	$4,489	$4,636	$13,558	$13,164
Other depreciation and amortization	611	620	445	1,848	1,322
Amortization of intangible assets	2	6	203	14	602
Total depreciation and amortization	$5,014	$5,115	$5,284	$15,420	$15,088

Net increase (decrease) in cash, cash equivalents and marketable securities:	$43,515	$6,744	$(5,342)	$1,398	$(23,509)

End of period statistics:
Approximate number of active customers	875	904	981	875	981

Number of employees and employee equivalents	502	512	556	502	556

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2016	2016	2015	2016	2015
Operating activities
Net loss	$(6,122)	$(57,938)	$(7,762)	$(70,006)	$(19,807)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,014	5,115	5,284	15,420	15,088
Share-based compensation	2,987	3,293	3,124	9,776	9,473
Provision for litigation	—	54,000	—	54,000	—
Foreign currency remeasurement loss (gain)	343	467	(488)	509	(2,083)
Deferred income taxes	(39)	(68)	94	(25)	(21)
Gain on sale of property and equipment	(162)	(134)	—	(296)	—
Accounts receivable charges	69	83	268	36	738
Amortization of premium on marketable securities	—	—	46	19	152
Realized loss on sale of marketable securities	—	—	—	32	—
Changes in operating assets and liabilities:
Accounts receivable	1,944	2,497	4,025	3,901	(5,267)
Prepaid expenses and other current assets	941	(191)	498	4,333	296
Income taxes receivable	16	51	24	54	35
Other assets	50	166	578	558	1,587
Accounts payable and other current liabilities	1,769	1,566	(1,156)	(670)	510
Deferred revenue	(1,091)	(934)	(568)	(1,552)	(251)
Income taxes payable	(21)	72	(78)	(76)	(78)
Provision for litigation	(4,500)	—	—	(4,500)	—
Other long term liabilities	(213)	(1,237)	(225)	(550)	(669)
Net cash provided by (used in) operating activities	985	6,808	3,664	10,963	(297)
Investing activities
Purchases of marketable securities	—	—	(4,899)	—	(16,820)
Sale and maturities of marketable securities	—	—	5,160	28,315	16,920
Change in restricted cash	62,790	—	—	—	—
Purchases of property and equipment	(2,986)	(259)	(8,693)	(4,666)	(20,754)
Net cash provided by (used in) investing activities	59,804	(259)	(8,432)	23,649	(20,654)
Financing activities
Principal payments on capital lease obligations	(4,207)	(319)	—	(4,685)	(358)
Payment of employee tax withholdings related to restricted stock vesting	(362)	(298)	(335)	(1,306)	(2,279)
Cash paid for purchase of common stock	—	—	—	—	(957)
Proceeds from line of credit	(12,790)	—	—	—	—
Proceeds from employee stock plans	48	813	212	904	2,731
Net cash (used in) provided by financing activities	(17,311)	196	(123)	(5,087)	(863)
Effect of exchange rate changes on cash and cash equivalents	37	(1)	(159)	195	(501)
Net increase (decrease) in cash and cash equivalents	43,515	6,744	(5,050)	29,720	(22,315)
Cash and cash equivalents, beginning of period	30,885	24,141	40,502	44,680	57,767
Cash and cash equivalents, end of period	$74,400	$30,885	$35,452	$74,400	$35,452
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss), adjusted to exclude provision for litigation, share-based compensation, litigation expenses, and amortization of intangible assets. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude interest and other (income) expense, interest expense, income tax expense, and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude provision for litigation, share-based compensation and litigation expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because,

Exhibit 99.1

collectively, they provide valuable information on the performance of our on-going operations, excluding non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	these measures do not reflect changes in, or cash requirements for, our working capital needs;

•	Non-GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;

•	these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	these measures do not reflect income taxes or the cash requirements for any tax payments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:
Reconciliation of Non-GAAP Financial Measures
Limelight is presenting the most directly comparable U.S. GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Exhibit 99.1

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited

	Three Months Ended						Nine Months Ended
	September 30, 2016		June 30, 2016		September 30, 2015		September 30, 2016		September 30, 2015
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(6,122)	$(0.06)	$(57,938)	$(0.56)	$(7,762)	$(0.08)	$(70,006)	$(0.67)	$(19,807)	$(0.20)
Provision for litigation	—	—	54,000	0.52	—	—	54,000	0.52	—	—
Share-based compensation	2,987	0.03	3,293	0.03	3,124	0.03	9,776	0.09	9,473	0.10
Litigation expenses	2,837	0.03	1,271	0.01	140	—	5,286	0.05	(1,015)	(0.01)
Amortization of intangible assets	2	—	6	—	203	—	14	—	602	0.01
Non-GAAP net loss	$(296)	$—	$632	$0.01	$(4,295)	$(0.04)	$(930)	$(0.01)	$(10,747)	$(0.11)

Weighted average shares used in per share calculation:		104,860		103,904		100,552		103,819		99,676

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2016	2016	2015	2016	2015
U.S. GAAP net loss	$(6,122)	$(57,938)	$(7,762)	$(70,006)	$(19,807)
Depreciation and amortization	5,014	5,115	5,284	15,420	15,088
Interest expense	406	279	—	865	4
Interest and other (income) expense	(159)	71	(555)	(494)	(2,386)
Income tax expense	130	115	76	404	221
EBITDA	$(731)	$(52,358)	$(2,957)	$(53,811)	$(6,880)
Provision for litigation	—	54,000	—	54,000	—
Share-based compensation	2,987	3,293	3,124	9,776	9,473
Litigation expenses	2,837	1,271	140	5,286	(1,015)
Adjusted EBITDA	$5,093	$6,206	$307	$15,251	$1,578
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net loss as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.
Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-388-8480 within the United States or +1 678-809-1592 outside of the U.S. The conference call will also be audio cast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.

Exhibit 99.1

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income, capital expenditures, litigation, and our future prospects. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of October 26, 2016, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks (NASDAQ: LLNW), a global leader in digital content delivery, empowers customers to better engage online audiences by enabling them to securely manage and globally deliver digital content, on any device. The company’s award winning Limelight Orchestrate™ platform includes an integrated suite of content delivery technology and services that helps organizations secure digital content, deliver exceptional multi-screen experiences, improve brand awareness, drive revenue, and enhance customer relationships - all while reducing costs.  For more information, please visit www.limelight.com, read our blog, follow us on Twitter , Facebook and LinkedIn and be sure to visit Limelight Connect.”
Copyright (C) 2016 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
Language:
English
CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ